EXHIBIT 23.1




                               OHIO EDISON COMPANY

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-49413, 33-51139, 333-01489 and 333-05277) of
Ohio Edison Company of our report dated February 25, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 25, 2004 relating to the financial statement schedules, which appear in this Form 10-K.






PricewaterhouseCoopers LLP

Cleveland, Ohio
March 11, 2004

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